Exhibit-24.1

                             Pinkham & Pinkham, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                         Report of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated September 28, 1999 appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 1999.

                                  /s/ PINKHAM & PINKHAM, P.C.
                                  -----------------------------
                                  Pinkham & Pinkham, P.C.
                                  Certified Public Accountants

July 13, 2000
Cranford, New Jersey

514 Centennial Avenue, Cranford, N.J. 07016 Tel.: 908-653-1710
Fax: 908-653-1713